EXHIBIT 23




                        CONSENT OF INDEPENDENT ACCOUNTANTS



  We consent to the incorporation by reference in this registration statement of Coachmen Industries, Inc. on Form S-8 of our reports dated January 27, 1995, on our audits of the consolidated financial statements and financial statement schedule of Coachmen Industries, Inc. and subsidiaries as of December 31, 1994 and 1993, and for each of the three years in the period ended December 31, 1994, which reports are incorporated by reference or included in Coachmen Industries, Inc. Annual Report on Form 10-K for the year ended December 31, 1994.


                                COOPERS & LYBRAND L.L.P.




  Elkhart, Indiana
  May 11, 1995


  01376\010\10EXH-23.001